Exhibit 99.1

Investor Relations:
Jeff Salzwedel
Salzwedel Financial Communications, Inc.
(503) 722-7300
jeff@sfcinc.com

Telanetix Raises Capital for Expansion of Retail Marketing

- Increases Capital for Voice and Video Growth and Long-Term Profitability -

- Digital Phone System (DPS) to be Launched at New Retail Chain Distributor -

BELLEVUE, Wash., Dec. 15 /PRNewswire- FirstCall/ -- Telanetix, Inc. (OTC BB: TNXI - News), a leading IP solutions provider offering telepresence and digital phone services to business markets, raised $1.5 million to significantly expand the retail marketing efforts for all products, most immediately its AccessLine™ Digital Phone System (DPS) products launched at Costco in July.

Under the structure of the marketing program, the Telanetix AccessLine branded DPS services are sold to retail store and online customers, with the retailer retaining a portion of the monthly service contract revenues.  In the planned expansion Telanetix will develop similar marketing programs for other retailers that have embraced the DPS products and will allocate the necessary resources to support these new programs.

To fund this expansion, Telanetix increased its six-year, interest only, non-amortizing debentures to an aggregate principal amount of $29.6 million, up from the $28.1 million principal announced on August 14th.  The debentures have been modified to include a deferral of interest, providing 12 months at zero interest, and the conversion price on the debentures and related warrants has changed to $0.40 from $1.25 and $1.00, respectively. Additional information regarding the terms of this financing transaction are contained in the company’s current report on Form 8-K filed with the SEC on December 15, 2008.

"Our investors continue to value and support our growing business in this difficult economic environment, which we believe illustrates a deep confidence in our company,” said Doug Johnson, Telanetix’s Chief Executive Officer. “These funds position Telanetix with a great opportunity to support our new DPS sales programs as we simultaneously drive growth across our telepresence video business.  We are very pleased to have demonstrated the value of our DPS products to the retail markets and we have seen great promise for the additional retail placement. It is consistent with our current plan, and is strategically important for Telanetix to immediately move to capture this opportunity to expand our channels.”

For further information about Telanetix, Inc., or this press release, contact Jeff Salzwedel with Salzwedel Financial Communications at (503) 722-7300, jeff@sfcinc.com.

About Telanetix, Inc.

Telanetix is a leading communications solutions provider offering telepresence and voice over IP (VoIP) services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition. The company's telepresence offering, called Digital Presence(TM), creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment. The company's Voice offerings, marketing under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, http://www.telanetix.com.

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

Source: Telanetix, Inc.